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                                 EXHIBIT 23.3



                           LANDAUER ASSOCIATES, INC.
                               666 Fifth Avenue
                           New York, New York  10103



                CONSENT OF INDEPENDENT REAL ESTATE CONSULTANTS
                ----------------------------------------------


     The Board of Directors of The Rouse Company

                We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to The Rouse Company 1985 Stock Option Plan of The Rouse Company (the "Company") of our report dated February 23, 1994, on our concurrence with the Company's estimates of the market value of its equity and other interests in certain real property owned and/or managed by the Company and its subsidiaries as of December 31, 1992 and 1993, which report appears on page 21 of the 1993 Annual Report to Shareholders that is incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1993.

                                          LANDAUER ASSOCIATES, INC.






     New York, New York
     October 28, 1994


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